UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2024

Reliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	00-56012	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8605 Santa Monica Boulevard, PMB 36522, Los Angeles, CA 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code (512) 407-2623

12343 Hymeadow Drive, Suite 3-A, Austin, Texas

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RELT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Reliant Holdings, Inc. is referred to herein as the “Company,” “we,” “our,” or “us.”

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Friday, September 13, 2024, the Company held the September 2024 Special Meeting of Shareholders (the “Shareholder Meeting”), pursuant to a Definitive Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act as filed with the Commission on August 23, 2024. Prior to the Shareholder Meeting, proxy cards were received for 353,771 of the 16,785,000 shares of common stock, 1,000 of 1,000 shares of the Series A Preferred Stock, and 100 of the 100 shares of Series D Preferred Stock which represents approximately 91% of the total number of shares entitled to vote at the meeting. No votes were received or recorded during the Shareholder Meeting. The following proposals were voted upon via proxy prior to and during the Shareholder Meeting, with the following results:

1.	An amendment to the Company’s articles of incorporation to change the name of the Company to “Onar Holding Corporation.”- APPROVED
2.

An amendment to the Company’s articles of incorporation to allow action of the shareholders to be taken with written consent of a majority of those having a right to vote at the time of the vote. - APPROVED

3.	To approve and grant power to the Board of Directors to implement a reverse stock split within the range of 10:1-1000:1 for a period of twenty-four (24) months. – APPROVED

The Company is currently in the process of changing their name with FINRA pursuant to the above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Holdings, Inc.
(Registrant)
Date: September 17, 2024
	By:	/s/ Claude Zdanow
	Name:	Claude Zdanow
	Title:	Chief Executive Officer

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